Exhibit 99.2

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

May 7, 2008

4:00 pm CT

Operator:	Good afternoon ladies and gentlemen and welcome to the BakBone Software Fourth Quarter and Full Fiscal Year 2008 conference call.

At this time all participants are in a listen only mode.

Following today’s presentation there will be a question and answer session.

At this time for opening remarks and instructions I’d like to turn the call over to Ms. Jennifer Trager, Investor Relations for BakBone Software. Please go ahead Ms. Trager.

Jennifer Trager:	Thank you (Lamont). And welcome to today’s call.

As a reminder BakBone is a March 31st year end company and therefore we are reporting our Fourth Quarter of Fiscal 2008 results today.

On this conference call we will provide non-GAAP financial results.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

This conference call is also being recorded for replay and is being webcast. An archive of today’s webcast will be available on our web site following the call.

The purpose of today’s conference call is to discuss BakBone Software’s bookings and cash results from the Fourth Quarter and Full Fiscal Year 2008.

Participating on the call are BakBone Software CEO Jim Johnson and interim CFO Mike Compton.

Before we start the call today I would like to make some comments on forward-looking statements.

Today’s conference call including the question and answer period may include forward-looking statements that involve risks, uncertainties, assumptions and other factors which if they do not materialize or prove correct could cause BakBone’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.

Our forward-looking statements should be considered in the context of the risk factors disclosed in our most recent report filed with the Securities and Exchange Commission as well as those risk factors disclosed in our current report with the Canadian Securities Administrators.

And the Company undertakes no responsibility to update the information in this conference call under any circumstances.

Our press release was issued today over the wire services after market closed and has also been furnished to the SEC as an 8-K filing.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

The press release is also available on our web site at www.BakBone.com in the Investor Relations Section under SEC filings.

With that I would like to turn the call over to Jim Johnson, CEO of BakBone Software.

Jim Johnson:	Thank you Jennifer. Good afternoon ladies and gentlemen and welcome to today’s conference call.

BakBone ended Fiscal Year 2008 with a solid March quarter. I’m pleased to report that we booked over $60 million in bookings for Fiscal 2008, our record to date, and growth of 11% over the prior year.

For the Fourth Quarter of Fiscal Year 2008 our total worldwide bookings for the sale of software licenses and maintenance contracts were approximately $18 million representing a sequential increase of 15% from the Third Quarter of Fiscal 2008 and an annual growth of 35% from the Fourth Quarter of 2007.

Year-over-year fourth quarter bookings from total licenses increased by 45% while maintenance renewals increased by 19% and new maintenance increased by 20%.

Our business continues to be equally distributed across our three regions: North America; Europe, Middle East and Africa; and Asia-Pacific.

We continue to see double digit year-over-year growth during the fourth quarter across all our regions.

EMEA grew nearly 10%; North America approximately 72%; and APAC was approximately 29%.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

In addition to strong quarter-to-quarter bookings growth we improved our cash position during the March quarter to $10 million. This is a 21% increase from the Third Quarter of Fiscal 2008.

We continue to believe these are two important metrics to consider in evaluating the strength of our underlying business.

During Fiscal Year 2008 our team focused on driving larger deals and increasing the number of enterprise class partners. In the March quarter we signed over 70 worldwide contracts valued at more than $25,000 each compared to 56 in the March quarter of Fiscal Year 2007.

For the full year of Fiscal Year 2008 we increased the number of signed deals that are valued at more than $25,000 by 58% from the Fiscal Year 2007.

As we grow the average size of our deals BakBone is demonstrating that it has the level of sophistication in its technology portfolio that is required to fully support these larger enterprise accounts.

As these accounts place much heavier demands on our technology than small or medium sized enterprises, every large enterprise account validates our position as an enterprise class, robust yet simple to use solution.

During the quarter we signed a multimillion dollar perpetual agreement with one of our largest existing customers. This customer is a leading Internet media company with a complex heterogeneous environment.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

This deal was booked in the fourth quarter. However payment was received after the close of Fiscal 2008, as (such) the payment is not reflected in the $10 million cash balance as of March 31, 2008.

In the fourth quarter we saw significant customer wins in all of our geographic regions.

In North America we signed a significant deal with an enterprise software provider that creates and distributes product lifecycle management and enterprise content management solutions for the global 200 customers.

In this case BakBone’s NetVault Backup replaced Symantec’s NetBackup in one site and EMC/Legato’s NetWorker in the second site.

They selected NetVault Backup for its straightforward, ease-of-use and performance in their Sun Solaris environment.

They have deployed both NetVault Backup and our integrated Virtual Tape Library option to provide advanced disk-to-disk data protection capabilities.

This customer also noted that BakBone’s high rating for their customer support satisfaction as another reason for their selection of BakBone.

In APAC one of the highlights was signing Korea’s Premier Internet Company. This customer, which reported nearly $1 billion U.S. in revenue for Calendar Year 2007, operates the number one search and gaming portal in Korea and also has a presence in the Japan and the U.S. market.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

In our EMEA region we signed companies in nearly every major industry. Automotive, media, finance, education, transportation and healthcare were all represented.

The world’s largest cancer research charity based in the UK also selected BakBone’s products to protect its data.

On the strategic partner front we continue to actively seek key relationships that will enhance our channel reach.

We announced on our last conference call that we had signed a global agreement with Silicon Graphics. The global market launch for Silicon Graphics began in late February. We are very optimistic about this relationship.

Fourth quarter license bookings from Sun Microsystems increased 60% from the Third Quarter of Fiscal Year 2008. We continue to see this new revenue opportunity for this relationship as well.

On our last conference call we announced our partnership with Beijing Hope Software, a leading Chinese distributor.

We are making good progress ramping up this relationship. By the end of April BakBone had finished training Beijing Hope Software’s Sales and Systems Engineer Teams in Shanghai and Guangzhou.

Beijing Hope and BakBone are holding reseller seminars for their core channel and for former Computer Associates resellers in Shanghai, Guangzhou, Liaoning and Henan.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

As you may know, Computer Associates restructured their strategy in these markets and we were able to take full advantage of this opportunity.

By the end of May Beijing Hope and BakBone will hold an Industry End User Seminar and Core Reseller Meeting in Beijing to introduce BakBone solutions.

Operationally we made significant steps in Fiscal Year 2008 to fortify several parts of our business.

We have strengthened our ability to bring new products and updates to the market in a timely and cost effective manner in restructuring some of our Product Release Teams.

As a result these teams have delivered all products on time or early during the fourth quarter.

We are very proud of the excellent work that these teams are performing today.

We released NetVault Backups, Application Plugin Module for SharePoint on April 22nd actually ahead of schedule.

We expect Fiscal Year 2009 will bring important product developments and our ability to execute and bring these products to market on time is the utmost importance to us.

I will be telling you more about the go-forward strategy after Mike Compton reviews the bookings and cash figures and provides a brief update on the restatement.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Mike.

Mike Compton:	Thanks JJ. I’ll begin by summarizing our cash position and other key numbers followed by discussing in a little more detail the bookings.

Finally I’ll conclude with a brief update on the restatement process and our process improvement initiatives.

BakBone’s total cash balance at March 31, 2008 was 10.1 million as compared to 8.3 million as of December 31, 2007, an increase of approximately 21%.

Our DSO for the Fourth Quarter 2008 was 42 days which was comparable to 41 days in the prior quarter.

BakBone is a global company and currently has approximately 276 employees worldwide.

As JJ mentioned BakBone reported 18 million of booked business in the Fourth Quarter of 2008.

Bookings were comprised of approximately 64% software licenses, 36% services and maintenance. This compares to the previous quarter which was approximately 53% software and 47% services and maintenance.

Our Fourth Quarter 2008 LISM bookings (or License, Services and Initial Maintenance) increased by 41% for the same period in 2007 and increased 34% from Third Quarter 2008. LISM does not include our renewal maintenance.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Bookings for the Full Fiscal Year 2008 were 60.4 million. Our total year Fiscal ‘08 bookings mix was approximately 59% software and 41% maintenance and services with year-over-year growth in maintenance of 24% and our full year LISM increased by 5% over the prior year.

As you may know bookings are not a GAAP revenue metric and accordingly should not be construed as revenue. However bookings do represent the dollar amount of business that was signed in the quarter.

In Q4 2008 software sales generated through our channels were approximately 63% of our total software bookings. This compares roughly to 85% in the Third Quarter of 2008 and 87% in Fourth Quarter Fiscal Year 2007.

Overall we’re encouraged by the outcome pertaining to our operating performance.

And now I’d like to turn to the subject of interest to us all, BakBone’s financial filings.

Since our last investor call we’ve continued to make progress on concluding the restatement of our audited financial statements for Fiscal 2004 and the issuance of our audited financial statements for Fiscal 2005 and 2006.

As of today the Company has completed all of its audit work for the restated financial statements for Fiscal 2004. Our restated report is pending final reviews in the national office of our independent registered accounting firm and the completion of Fiscal 2005 and ‘06 before it will be finalized for filing.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

For Fiscal 2005 and 2006 our report is in various stages of review and comment with our independent registered accounting firm for those periods. Once this review step is complete the report will be ready for finalization and filing.

To reiterate some of what has transpired, BakBone determined that it needed to restate revenues for all periods utilizing the ratable method of accounting for software revenue recognition.

This necessitated the re-determination of revenue back to Fiscal 2000, the inception year of the Company.

The resulting work required not only the restatement of revenue but a number of other areas were also affected such as deferred taxes for all years.

The process has taken longer than we had all hoped but it is now nearing completion and finalization for filing.

As I noted in our previous updates in December and in February upon the issuance of Fiscal 2006 and prior financial statements the Company would still not be considered a current filer. We will still need to prepare and file audited financial statements for the Fiscal Years ended March 31, 2007 and 2008 and other interim financial statements as may be required in order to be considered a current filer.

To that end while our auditing firms complete the tasks discussed previously BakBone has commenced the preparation of all necessary supporting information for the remaining outstanding years.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Our intent is to commence with the necessary audits as soon as practical subsequent to the filing of Fiscal 2006 and the prior financial statements with the Securities Exchange Commission.

Finally we continue testing and evaluating our internal controls, policies and procedures and our information systems. The implementation of our revenue management system is still in testing but it is nearing completion and will soon be on line. We will be fully utilizing this system globally for our Fiscal Year 2009.

I thank you for your time this afternoon and I sincerely appreciate the opportunity to share with you the progress that is being made on all of these fronts.

And as always we will continue to update you as to our progress.

And with that I’ll turn the call back over to JJ.

Jim Johnson:	Thanks Mike. We have started Fiscal Year 2009 with an optimistic view of the data protection market. The volume of data generated has expanded exponentially due to the volume of applications and retention requirements.

Over the past three years Fortune 1000 companies have on the average seen their data grow from slightly less than 200 Terabytes to 1 Petabyte of information. Compliance issues have made the protection, retention and availability requirements of data mandatory.

Additionally the number of point products used for storage management has dramatically increased but without much integration.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

But in most heterogeneous environments these point solutions non-integrated computing platforms need to share information.

Opportunities in the worldwide storage management software market persist as industry analyst target a compounded annual growth rate of 8% from 2007 through 2012.

During the past years BakBone did a very good job of establishing itself as a leading provider of Linux-based solutions. Approximately 40% of our server related business comes from the sale of Linux solutions.

Fiscal Year 2009 will be our opportunity to expand our market penetration by building out our Windows capabilities and delivering support for a broader range of applications.

Let me elaborate on one example on how we will introduce products to support the broader range of critical business applications.

For those of you not familiar with Microsoft’s Office SharePoint Server 2007, this software helps organizations facilitate collaboration, provide content management features, implement business processes and supply access to information that is essential to organization’s goals and processes.

Our recently announced BakBone NetVault Backup APM for SharePoint helps companies reduce the complexity of protecting this mission critical SharePoint data.

As I said, this is just one example of how we plan on delivering solutions for key business applications that require, robust yet simple to use data protection solutions.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

We just hosted our global sales force at our Annual Sales and Marketing Team Meeting here in San Diego. At this meeting we discussed our roadmap for the coming year.

There are several areas of focus for Fiscal Year 2009 that should lead to continued operating improvements.

Let me highlight four of them for you.

First, we are introducing a stepped up marketing and branding campaign.

Second, the product delivery activities in our market readiness plans that I previously mentioned to you.

Third, we are dedicated to building a stronger alignment between BakBone and its channel partners via a more robust Channel Advantage Partner Program.

And fourth would be continue to improvements in our internal operating efficiencies and the conclusion of our restatement and audit processes.

I’m very pleased with the solid executive team and regional management who are leading BakBone’s charge. During 2007 we added to and restructured the North America and EMEA Sales Teams. Steps that improved our success in closing larger opportunities and increased productivity of our sales force.

In APAC we recently named Mr. Andrew Martin as the Vice President of Asia Sales.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Andrew has been with BakBone for about two years and has significant experience that includes more than 15 years working in data protection and storage management and he was the co-founder of ODM Software, the company that designed, wrote and ultimately provided NetVault Report Manager to BakBone.

So in summary I am pleased with the booking results of Fiscal Year 2008 and I believe BakBone is entering Fiscal Year 2009 a stronger company with a focused approach to delivering integrated data protection solutions to the global 1,000 companies.

Our portfolio of award-winning technologies and our diverse base of customers, resellers and partners around the world continues to expand.

More than ever our customers and partners are looking to BakBone for solutions that support a broad spectrum of applications and operating platforms and we look forward to delivering on those expectations.

With that I’ll open the call to questions. Operator, please star the Q&A session.

Operator:	At this time if you’d like to ask a question please press star 1 on your telephone keypad. Once again that’s star 1 to ask a question.

We’ll pause for just a moment to compile the Q&A roster.

Once again to ask a question, please press star 1.

Your first question is from the line of Mark Comfort with RBC Dominion Securities.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Mark Comfort:	Hello and good afternoon Mike and Jim.

((Crosstalk))

Jim Johnson:	Hey Mark.

Mark Comfort:	Are you able to break down your cash burn rate for all of Fiscal ‘08, not just the most recent quarter when it improved and are you able to breakdown separately any auditing costs that you can disclose please?

Jim Johnson:	The answer we’re not currently ready to disclose all the costs associated with the restatement and audit period. Our cash position have been remaining pretty stable from quarter-to-quarter as we’ve talked about in December and again in February.

And the improvement in March is just a continuation of our initiatives that we started back then.

Mark Comfort:	Okay, thank you. And a follow-up question.

Are you able to give any estimate on the remaining audit process? Is it a series of several more months or another additional one or two years?

It’s been 43 months already.

Jim Johnson:	I don’t believe it’s going to be one or two years Mark.

But right now the scheduling is something that BakBone really has no control over.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Mark Comfort:	Well I realize that.

Jim Johnson:	The financial statements that have been prepared are going through the various stages of review and as I just mentioned our auditors for 2004 are waiting for the finalization of the ‘05 and ‘06 audit results before they send it through national office review.

So there’s no new work at all going on right now for ‘04. We’re just trying to wrap up the review process, ‘04, ‘05 and ‘06.

Mark Comfort:	Is…

Jim Johnson:	But there’s no more work going on from the Company’s perspective on any of the years.

Mark Comfort:	Oh on any of the years.

Jim Johnson:	That’s correct.

Mark Comfort:	Okay, so if I may then elaborate, up to this point then has most of the time spent in this lengthy audit process reviews at the headquarters of the auditing firm or where yourselves reviewing the data and compiling it for their purposes?

Jim Johnson:	To this point through December the Company was in the process of validating the information, compiling the information that would be audited and provide the basis for compiling and preparing our financial statements.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Beginning in December through the January, February timeframe various drafts of the K were prepared for our own internal review purposes and beginning in February and March those were circulated to the auditing firms for their preliminary reviews along with finalization of our deferred tax calculations once the revenue issue had been sorted out.

Now we’re in the process of going through the audit finalization for ‘05 and ‘06 as the work has been substantially completed on ‘04 pending that completion of ‘05 and ‘06.

Once we get through that then all the years will be sent through for their various national office reviews and then finalization and filing will occur.

Mark Comfort:	I take it once this is played out, a process is concluded, you will break down the total auditing cost that costs the corporation.

Jim Johnson:	To the extent we can do that we will.

Mark Comfort:	If they’re billing you by the hour why could you not do that?

Jim Johnson:	There’s a lot of bills, lot of years.

Mark Comfort:	I’m sure there is and I’m sure someone with an adding machine could come to a number at the end of the day.

Jim Johnson:	I’m sure they can.

Mark Comfort:	Okay, great. Thank you, gentlemen.

Jim Johnson:	You’re welcome Mark.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Operator:	Your next question is from the line of Gideon Bernstein with Leisure Capital Management.

Jim Johnson:	Gideon.

Gideon Berstein:	You mentioned that you had sale, a multimillion dollar sale last quarter and you said you weren’t including that just due to the timing in terms of the cash on this report.

Did you record or book, consider it a booking for this quarter or is that going to be showing in next quarter’s report?

Jim Johnson:	Yes Gideon. The deal was recorded as a booking. All the paperwork was finalized. It was merely a matter of timing as to when the collection occurred and that happened subsequent to the end of the year.

And for accounting cutoff reasons you don’t count the cash when it happens subsequent to the end of the year.

Gideon Berstein:	Okay, all right, thank you.

Jim Johnson:	You’re welcome.

Operator:	Once again if you’d like to ask a question please press star 1 on your telephone keypad.

There are no further questions at this time.

You do have a question from the line of David Lerner with IAG.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Jim Johnson:	Hello David.

Mike Compton:	Hi Dave.

David Lerner:	Very impressive bookings number. I would like to say that first and foremost.

This new customer just to be clear, the quarter ended in March so the money came in between April 1 and today. Is that what you’re trying to get across to us?

Jim Johnson:	I will tell you it came in April. Let’s be clear.

David Lerner:	Okay. Second you said Sun business was up 60% quarter-over-quarter.

Could you give us kind of - some bookings, excuse me, were up 60% quarter-over-quarter.

Could you give us a ballpark what range of bookings?

Mike Compton:	No, we don’t break that out at this point in time Dave. I can just tell you it was up 60%.

David Lerner:	Sixty percent.

Mike Compton:	Over the previous quarter.

David Lerner:	Okay, though you don’t break it out, is it something that’s becoming meaningful? Do you – this is kind of a new relationship. I mean you took time to say it was up 60%. Was it meaningful or it’s relatively nil?

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

Jim Johnson:	Well I think the relationship is still very important to us. And, you know, and obviously we’re still working together and continually growing that relationship.

And so from that perspective it is very, very important to us.

David Lerner:	Okay. Again 18 million is way more than we anticipated.

Now did you say it was a couple of million this one new customer or several million?

Jim Johnson:	I think the word was multimillion David.

David Lerner:	Multimillion. And the last question if I can on the financials, Mike you said that, just want to be clear, ‘04 is in the national office and ‘05 and ‘06 is still going through the regional process.

Did I hear that correctly?

Mike Compton:	Almost. The ‘04 is pending, going to national office once ‘05 and ‘06 has cleared the review process within the regional and concur review. The reason very simply is they only want to send this through both national offices one time.

And so…

David Lerner:	Right.

Mike Compton:	And so it’s right now being held pending the finalization of ‘05 and ‘06.

BAKBONE SOFTWARE, INCORPORATED

Moderator: Jennifer Trager

5-7-08/4:00 pm CT

Confirmation # 44377269

And that part of the process is still ongoing but there’s no new accounting work or support work per say going on by the Company. This is pretty much now in the hands of the auditing firms to ask their questions and finalize their reports and memorandums as a normal part of the audit process.

David Lerner:	Well outside of (actually) seeing the report, clearly you guys have done an excellent job in this quarter and I hope it continues.

Jim Johnson:	Thank you David.

((Crosstalk))

Operator:	At this time there are no further questions.

Jim Johnson:	Okay, if there’s no further questions I want to - sincerely appreciate everybody’s time. I know everybody’s busy but we greatly appreciate your time participating on our earnings call and with all the questions.

And thank you very much.

Operator:	This concludes today’s conference call.

You may now disconnect.

END